UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Sealed Air Corporation

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following email was sent by Dustin Semach, President and Chief Executive Officer of Sealed Air Corporation, to all employees on November 17, 2025.

FROM: Dustin Semach

TO: All Sealed Air Employees

SUBJECT: The Next Phase of our Journey

Sealed Air Team,

Moments ago, we announced that Sealed Air has entered into an agreement to be acquired by CD&R, a leading private investment firm with deep experience in the industrial and packaging industries. You can read our press release here <hyperlink>.

Many of you have seen news reports speculating about this transaction over the past few days. I wish I could have communicated with you sooner, but as a public company, we are subject to strict rules and regulations about what we can share and when. I appreciate your patience and understanding. Now that we have reached a final agreement with CD&R, I am happy to share with you directly what this news means for you and for our company.

Through this transaction, Sealed Air will become a private company. That means our stock will no longer be publicly traded on the stock market, and CD&R will be our sole owner. We expect this new ownership structure will allow us to operate with a longer-term view, move faster and invest more quickly – all with a focus on building a stronger future for our people and our customers.

Backing the Strategy that Got us Here

CD&R recognizes the value of our business and our people and they are committed to supporting us as we execute on the next phase of growth. Their investment will accelerate our ongoing transformation by increasing our ability to invest in growing our Food and Protective businesses. With CD&R’s support, we will be able to innovate more rapidly, expand our capabilities and broaden our reach, allowing us to deliver even more value to our customers.

CD&R is one of the oldest and most experienced private equity firms around, and their strong track record in our industry makes them an ideal partner for us. They work closely with leadership teams to build businesses for the long term. They listen. They challenge. They invest with purpose. They understand what it takes to scale and know how to support companies that are already on the move. From our very first conversation, it was clear they see the same potential in Sealed Air that we see in ourselves.

Our Work Continues, Our Future Accelerates

A tremendous amount of hard work and dedication by all of you has brought us to this moment. I am proud of the meaningful progress we’ve made to strengthen Sealed Air — getting closer to our customers and the markets we serve, transforming how we operate together and fixing the foundation of our business. Today’s announcement is a recognition of that progress and a vote of confidence in our team and our future.

The transaction is expected to close in the middle of 2026, subject to the receipt of stockholder approval, regulatory clearances and the satisfaction of other customary closing conditions. After closing, Sealed Air will remain headquartered in Charlotte, North Carolina.

Our strategy is working, and that will not change. The direction we are heading remains the right one, and this announcement does not alter how we operate on a day-to-day basis. Most importantly, there are no immediate changes to your role, compensation or benefits.

We will be communicating with Sealed Air customers and suppliers this morning. If you are in an external-facing role, your leaders will be reaching out to you directly with materials to help you respond to any questions that come in.

In the meantime, if you receive any inquiries from the media or other external parties, please do not respond; instead, direct them to Andi Cole at andi.cole@sealedair.com.

Thank you for your continued commitment to Sealed Air and to each other. This moment reflects the progress we have made together — the strategy we built, the actions we took, the results we delivered and the momentum we created. I am proud of what we have accomplished, and I look forward to the next phase of our journey.

We will discuss this further during tomorrow’s Global Town Hall, and I will keep you informed throughout the process.

Best,

Dustin

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction (the “Transaction”) involving Sealed Air Corporation (“Sealed Air,” the “Company” or “us”), Sword Purchaser, LLC and Sword Merger Sub, Inc. The Transaction will be submitted to the Company’s stockholders for their consideration and approval at a special meeting of the Company’s stockholders. In connection with the Transaction, the Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be sent or provided to the Company’s stockholders and will contain important information about the Transaction and related matters. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Proxy Statement and other documents containing important information about the Company and the Transaction that are filed or will be filed with the SEC by the Company when they become available at the SEC’s website at www.sec.gov or the Company’s website at www.sealedair.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 17, 2025 (the “2025 Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Transaction will be included in the Proxy Statement if and when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and projections about future events, which are subject to change. Any statements as to the expected timing, completion and effects of the Transaction or that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “intend,” “aim,” “plan,” “believe,” “could,” “seek,” “see,” “should,” “will,” “may,” “would,” “might,” “considered,” “potential,” “predict,” “projection,” “estimate,” “forecast,” “continue,” “likely,” “target” or similar expressions. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

These risks, uncertainties, assumptions and other important factors that might materially affect such forward-looking statements include, but are not limited to: (i) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; (ii) the possibility that the Company’s stockholders may not approve the Transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement entered into pursuant to the Transaction; (iv) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all; (v) the risk of any litigation relating to the Transaction; (vi) the risk that the Transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on the Company’s operating results and business generally; (vii) the risk that the Transaction and its announcement could have adverse effects on the market price of the Company’s common stock; (viii) the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; (ix) the risk that restrictions on the Company’s conduct during the pendency of the Transaction may impact the Company’s ability to pursue certain business opportunities; (x) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (xii) the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; (xiii) the Company’s ability to raise capital and the terms of those financings; (xiv) the risk posed by legislative, regulatory and economic developments affecting the Company’s business; (xv) general economic and market developments and conditions, including with respect to federal monetary policy, federal trade policy, sanctions, export restrictions, interest rates, interchange rates, labor shortages, supply chain issues, changes in raw material pricing and availability; energy costs; and environmental matters; (xvi) changes in consumer preferences and demand patterns that could adversely affect the Company’s sales, profitability and productivity; (xvii) the effects of animal and food-related health issues on the Company’s business; and (xviii) the other risk factors and cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and other documents filed by the Company with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to, and specifically disclaims any obligation to, update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.